Exhibit 3.9

(Requesters Name) I (Address) (Address) (City/State/Zip/Phone #) □ PICK - UP Ƒ WAIT □ MAIL (Business Entity Name) (Document Number) Certified Copies _ Certificates of Status _ Special Instructions to Filing Office ' r: Office Use Only II II i 000387447690 I ; w U' 'JUL - :; 1.G22 r •lj. C•o• 0 • • " ' - f ض .0 N

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: DCXGEN CORP.

DOCUMENT NUMBER: P06000094563

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Chiching Hung
Name of Contact Person

Firm/ Company

#318, 17700 Castleton St
Address

City of Industry, CA 91748
City/ State and Zip Code

979979207@qq.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Sue Xu at (626) 4765695
Name of Contact Person — Area Code & Daytime Telephone Number

2022 MAY -9 PM 1:35

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☒ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
The Centre of Tallahassee
2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

Articles of Amendment
to
Articles of Incorporation
of

DCXGEN CORP.

(Name of Corporation as currently filed with the Florida Dept. of State)

P06000094563

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

MetaSky Corp.

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. **Enter new principal office address, if applicable:**
(Principal office address MUST BE A STREET ADDRESS)

C. **Enter new mailing address, if applicable:**
(Mailing address MAY BE A POST OFFICE BOX)

2022 MAY -9 PM 1:35

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent ______________________

____
(Florida street address)

New Registered Office Address: ______________________ , Florida ______
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable
X The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ___ Change ___ Add x Remove	PD	Zhang, Xiaolin	#318, 17700 Castleton St City of Industry, CA 91748
2) ___ Change ___ Add X Remove	CFOD	Zhang, Zhendong	#318, 17700 Castleton St City of Industry, CA 91748
3) ___ Change x Add ___ Remove	CCEO	Hung, Chiching	#318, 17700 Castleton St City of Industry, CA 91748
4) ___ Change ___ Add X Remove	AS	Zhang, Haining	318, 17700 Castleton St City of Industry, CA 91748
5) ___ Change ___ Add ___ Remove			
6) ___ Change ___ Add ___ Remove			

2022 MAY -9 PM 1:35

FILED

E. **<u>If amending or adding additional Articles, enter change(s) here</u>:**
(Attach *additional sheets, if necessary). (Be specific)*

N/A

2022 MAY -9 PM 1:35

FILED

F. **<u>If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:</u>**
(*if not applicable, indicate N/A*)

N/A

The date of each amendment(s) adoption: April 29, 2022, if other than the date this document was signed.

Effective date if applicable: ______________________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________________."

(voting group)

2022 MAY -9 PM 1:38

Dated April 29, 2022

Signature Sue Xu

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Sue Xu

(Typed or printed name of person signing)

Secretary

(Title of person signing)